Exhibit 99.1

SWISHER HYGIENE INC. REPORTS LIQUIDATION BASIS ACCOUNTING FOR THE
THREE-MONTH PERIOD ENDED JUNE 30, 2016

FORT LAUDERDALE, FL ñ August 19, 2016 ñ Swisher Hygiene Inc. (the “Company”) today reports liquidation basis accounting for the three-month period ended June 30, 2016.

As previously announced, on August 12, 2016, the Securities and Exchange Commission (the “SEC”) granted the Companyís request for no-action relief from filing future periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 beginning with its quarterly report on Form 10-Q for the quarter ended June 30, 2016. In accordance with the terms of the requested relief, the Company will disclose material developments relating to its (i) liquidation, including the amounts of any liquidation distributions, payments and expenses, (ii) dissolution, (iii) financial condition, and (iv) other material developments, including material developments relating to the Paul Berger v. Swisher Hygiene Inc., et al. litigation and Honeycrest Holdings, Ltd. v. Integrated Brands, Inc. litigation on Current Reports on Form 8-K. Additionally, the Company will file a final Current Report on Form 8-K and a Form 15 to deregister its common stock when the dissolution is complete.

As a result of the SECís granting of relief, the Company was relieved of its obligation to file, and did not and will not file, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016. However, the Company is providing post-adoption condensed consolidated financial statements for the period from April 1, 2016 to June 30, 2016 prepared on the liquidation basis of accounting and pre-adoption financial statements for certain periods prior to April 1, 2016 prepared on the going concern basis of accounting with this press release. The Company does not intend to provide quarterly updates in the future; however, it will disclose any material developments as described above as they occur on Current Reports on Form 8-K.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute "forward-looking information" or "forward-looking statements" within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words "plans," "expects," "is expected," "scheduled," "estimates," or "believes," or similar words or variations of such words and phrases or statements that certain actions, events or results "may," "could," "would," "might," or "will be taken," "occur," and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the "Risk Factors" section of the Companyís Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on the Companyís SEDAR profile at www.sedar.com, and the Companyís other filings with the Securities and Exchange Commission and with Canadian securities regulators available on the Companyís SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. closed on the sale of its U.S. operations to Ecolab Inc. on November 2, 2015 and as a result has no remaining operating assets. On Friday, May 27, 2016 (the “Final Record Date”), the Company filed a Certificate of Dissolution. Pursuant to the Plan of Dissolution, and under Delaware law, the dissolution of the Company was effective as of 6:00 p.m. Eastern Time on the Final Record Date. Under Delaware law, the dissolved corporation is continued for three (3) years (unless extended by direction of the Court of Chancery) to enable the Companyís directors to wind up the affairs of the corporation, including the discharge of the Companyís liabilities and to distribute to the stockholders any remaining assets. No assurances can be made as to if or when any such distribution will be made, or the amount of any such distribution, if one is made. Any distribution, however, would be made to the Companyís stockholders of record as of the Final Record Date. For more information, please visit www.swshinvestors.com.

For Further Information, Please Contact:
Swisher Hygiene Inc.

Investor Contact:
Garrett Edson, ICR
Phone: (203) 682-8331

SWISHER HYGIENE INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIODS INDICATED BELOW

TABLE OF CONTENTS
Page

Financial Statements Explanatory Note	1

Condensed Consolidated Statement of Net Assets in Liquidation at June 30, 2016 (Liquidation Basis) (Unaudited)	2

Condensed Consolidated Statement of Changes in Net Assets in Liquidation at June 30, 2016 (Liquidation Basis) (Unaudited)	3

Condensed Consolidated Statement of Cash Flows for the Three Months Ended June 30, 2016 (Liquidation Basis) (Unaudited)	4

Condensed Consolidated Balance Sheet as of December 31, 2015 (Going Concern Basis)	5

Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three and Six Months Ended June 30, 2015 (Going Concern Basis) (Unaudited)	6

Condensed Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2015 (Going Concern Basis) (Unaudited)	7

Notes to Condensed Consolidated Financial Statements (Unaudited)	8

FINANCIAL STATEMENTS EXPLANATORY NOTE

AT THE ANNUAL MEETING OF STOCKHOLDERS OF SWISHER HYGIENE INC., HELD ON OCTOBER 15, 2015, STOCKHOLDERS APPROVED (i) THE SALE OF SWISHER HYGIENE INC.’S REMAINING OPERATING BUSINESS, AND (ii) A PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION (THE “PLAN OF DISSOLUTION”). ON NOVEMBER 2, 2015, THE SALE OF THE REMAINING OPERATING BUSINESS WAS COMPLETED AND ON APRIL 8, 2016, THE BOARD OF DIRECTORS OF SWISHER HYGIENE INC. UNANIMOUSLY APPROVED FILING THE CERTIFICATE OF DISSOLUTION ON MAY 27, 2016.

ON MAY 27, 2016, SWISHER HYGIENE INC. FILED ITS CERTIFICATE OF DISSOLUTION WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE PURSUANT TO THE PLAN OF DISSOLUTION. THE EFFECTIVE TIME OF THE CERTIFICATE OF DISSOLUTION WAS 6:00 PM EDT ON MAY 27, 2016 (THE “EFFECTIVE TIME”). AT THE EFFECTIVE TIME, SWISHER HYGIENE INC.’S TRANSFER BOOKS WERE CLOSED, AND AFTER THE EFFECTIVE TIME, SWISHER HYGIENE INC. WILL NOT RECORD ANY FURTHER TRANSFERS OF ITS COMMON STOCK, EXCEPT PURSUANT TO THE PROVISIONS OF A DECEASED STOCKHOLDER'S WILL, INTESTATE SUCCESSION OR OPERATION OF LAW AND SWISHER HYGIENE INC. WILL NOT ISSUE ANY NEW STOCK CERTIFICATES, OTHER THAN REPLACEMENT CERTIFICATES. ALSO, AT THE EFFECTIVE TIME, SWISHER HYGIENE INC.’S COMMON STOCK CEASED TRADING ON OTCQB.

EFFECTIVE APRIL 1, 2016, SWISHER HYGIENE INC. ADOPTED AND PROSPECTIVELY APPLIED ASU 2013-07, “LIQUIDATION BASIS OF ACCOUNTING,” WHICH REQUIRES THAT MANAGEMENT (i) MAKE ESTIMATES OF NET CASH FLOWS DURING THE PERIOD FROM THE DATE OF ADOPTION THROUGH THE DATE THAT FINAL SHAREHOLDER DISTRIBUTIONS ARE MADE (THE “LIQUIDATION PERIOD”), AND (ii) RECOGNIZE SUCH NET CASH FLOW ESTIMATES IN ITS POST-ADOPTION FINANCIAL STATEMENTS. ACCORDINGLY, THE FINANCIAL STATEMENTS PROVIDED IN THIS CURRENT REPORT ON FORM 8-K INCLUDE POST-ADOPTION CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD FROM APRIL 1, 2016 TO JUNE 30, 2016 PREPARED ON THE LIQUIDATION BASIS OF ACCOUNTING AND PRE-ADOPTION FINANCIAL STATEMENTS FOR PERIODS PRIOR TO APRIL 1, 2016 PREPARED ON THE GOING CONCERN BASIS OF ACCOUNTING.

SEE NOTES 1, 2, 3 AND 4 FOR A MORE COMPLETE DISCUSSION OF SWISHER HYGIENE INC.’S PLAN OF DISSOLUTION AND ITS ADOPTION OF THE LIQUIDATION BASIS OF ACCOUNTING ON APRIL 1, 2016. SEE NOTE 11 FOR A DISCUSSION OF THE SECURITIES AND EXCHANGE COMMISSION’S GRANTING SWISHER HYGIENE INC. RELIEF FROM FILING FUTURE PERIODIC REPORTS.

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS
IN LIQUIDATION AT JUNE 30, 2016 (LIQUIDATION BASIS) (UNAUDITED)
(In thousands)

June 30, 2016
(Liquidation Basis)
(Unaudited)
Assets:
Cash and cash equivalents	$24,427
Restricted cash	318
Accounts receivable	158
Other assets	279
Total assets	$25,182

Liabilities
Accounts payable	352
Accrued expense and other liabilities	4,379
Liabilities for estimated costs in excess of estimated receipts during liquidation	2,445
Total liabilities	$7,176

Net assets in liquidation	$18,006

See Notes to Condensed Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES OF NET ASSETS
IN LIQUIDATION - THREE MONTHS ENDED JUNE 30, 2016 (LIQUIDATION BASIS) (UNAUDITED)
(In thousands)

June 30, 2016
(Liquidation Basis)
(Unaudited)

Net assets in liquidation beginning of period	$18,006
Changes in net assets in liquidation
Change in cash and cash equivalents	(872)
Change in other assets	(2)
Change in accounts payable	506
Change in accrued expense and other liabilities	(401)
Change in liability for estimated costs in excess of estimated receipts during liquidation	769
Net increase (decrease) in net assets in liquidation	$--
Net assets in liquidation, end of period	$18,006

See Notes to Condensed Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
THREE MONTHS ENDED JUNE 30, 2016 (LIQUIDATION BASIS) (UNAUDITED)
(In thousands)

Three Months Ended
June 30, 2016
(Liquidation Basis)
(Unaudited)
Cash flow from operating activities:
General and administrative expense payments	$(872)
Net cash used in operating activities	(872)
Cash and cash equivalents at beginning of period	25,299
Cash and cash equivalents at end of period	$24,427

See Notes to Condensed Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2015 (GOING CONCERN BASIS) (AUDITED)
(In thousands, except share data)

December 31, 2015
(Going Concern Basis)
ASSETS
Current assets
Cash and cash equivalents	$25,228
Restricted cash	318
Accounts receivable	2,158
Other assets	1,513
Total current assets	29,217
Property and equipment, net	26
Other noncurrent assets	162
Total assets	$29,405

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$587
Accrued payroll and benefits	235
Accrued expense	2,650
Total current liabilities	3,472
Other long-term liabilities	1,575

Total liabilities	5,047

Commitments and contingencies

Equity
Preferred stock, par value $0.001, authorized 10,000,000 shares; no shares issued and outstanding at December 31, 2015	0
Common stock, par value $0.001, authorized 17,675,220 shares and 17,612,278 shares issued and outstanding at December 31, 2015	18
Additional paid-in capital	390,557
Accumulated deficit	(364,953)
Accumulated other comprehensive loss	(1,264)
Total equity	24,358
Total liabilities and equity	$29,405

See Notes to Condensed Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
THREE AND SIX MONTHS ENDED JUNE 30, 2015 (GOING CONCERN BASIS) (UNAUDITED)
(In thousands, except share data)

	Three Months Ended	Six Months Ended
	June 30, 2015	June 30, 2015
	(Going Concern Basis)	(Going Concern Basis)
	(Unaudited)	(Unaudited)

Revenue	$--	$--
Costs and expenses
General and administrative expenses	1,677	3,901
Total costs and expenses	1,677	3,901
Operating loss from continuing operations	(1,677)	(3,901)

Other expense, net	(63)	(87)
Net loss from continuing operations	(1,740)	(3,988)

Discontinued operations
Loss from discontinued operations	(5,959)	(12,510)
Income tax benefit (expense)	5	(23)
Net loss from discontinued operations	(5,954)	(12,533)
Net loss	$(7,694)	$(16,521)

Comprehensive income (loss)
Foreign currency transaction adjustment	8	(19)
Comprehensive income (loss)	(7,686)	(16,540)

Loss per share
Basic and diluted (Continuing operations)	$(0.10)	$(0.22)
Basic and diluted (Discontinued operations)	$(0.33)	$(0.71)
Basic and diluted	$(0.43)	$(.93)

Weighted-average common shares used in the computation of loss per share	17,753,691	17,751,962

See Notes to Condensed Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 (GOING CONCERN BASIS) (UNAUDITED)
(In thousands)
Six Months Ended
June 30, 2015
(Going Concern Basis)
(Unaudited)
Operating activities
Net loss	$(16,521)
Adjustments to reconcile net loss to cash used in operating activities:
Add back: net loss from discontinued operations, net of tax	12,533
Depreciation and amortization
Changes in operating assets and liabilities:
Accounts payable, accrued expenses and other long-term liabilities	(1,196)
Other assets and other noncurrent assets	553
Net cash used in operating activities of continuing operations	(4,631)
Net cash used in operating activities of discontinued operations	(2,563)
Cash used in operating activities	(7,194)
Investing activities
Net cash provided by investing activities of discontinued operations	1,169
Cash in investing activities	1,169
Financing activities
Principal payments on debt	(1,114)
Net cash used in financing activities of continuing operations	(1,114)
Net cash provided by financing activities of discontinued operations	1,578
Cash provided by financing activities	464

Net decrease in cash and cash equivalents	(5,561)
Cash and cash equivalents at the beginning of the period	7,233
Cash and cash equivalents at the end of the period	$1,672

See Notes to Condensed Consolidated Financial Statements

SWISHER HYGIENE INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

NOTE 1 — BASIS OF PRESENTATION
The accompanying Condensed Consolidated Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X promulgated by the Securities and Exchange Commission (“SEC”) and therefore do not contain all of the information and footnotes required by GAAP and the SEC for annual financial statements. See Note 11, “Subsequent Events,” for a discussion of the SEC’s granting the Company’s request for relief from filing future periodic reports. The Company's Condensed Consolidated Financial Statements reflect all adjustments that management believes are necessary for the fair presentation of their financial position, results of operations, comprehensive loss and cash flows for the periods presented. The information at December 31, 2015 in the Company's Condensed Consolidated Balance Sheet included in this report was derived from the audited Consolidated Balance Sheet included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The Company's 2015 Annual Report on Form 10-K is referred to as the “2015 Annual Report”. These financial statements should be read in conjunction with the 2015 Annual Report.
Intercompany balances and transactions have been eliminated in consolidation. Tabular information, other than share and per share data, is presented in thousands of dollars.
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses and disclosure of contingent assets and liabilities at the date of the Condensed Consolidated Financial Statements. Actual results could differ from those estimates and such differences could affect the results of operations reported in future periods.
The Company's significant accounting policies are discussed in Note 1 of the Notes to Consolidated Financial Statements in our 2015 Annual Report. There have been no significant changes to those policies, except for the changes related to the adoption of (ASU 2013-07), “Liquidation Basis of Accounting” on April 1, 2016, as discussed earlier.
The Condensed Consolidated Financial Statements included herein for the prior year periods ended June 30, 2015 include the consolidated accounts of Swisher Hygiene Inc. (parent company), Integrated Brands, Inc. (a defunct shell company whose only accounts relate to an underfunded pension plan of its wholly owned subsidiary), and Swisher International, Inc. (a company that was sold on November 2, 2015 as discussed in Note 5, “Discontinued Operations”). The Condensed Consolidated Financial Statements included herein at December 31, 2015 and for the periods ended June 30, 2016 include the consolidated accounts at Swisher Hygiene Inc. and Integrated Brands, Inc. References to “the Company”, “we”, “us”, and “our” herein means Swisher Hygiene Inc. and its aforementioned consolidated subsidiaries.
Pre-Plan of Liquidation
The Condensed Consolidated Financial Statements at December 31, 2015 and for the period ended June 30, 2015 were prepared on the going concern basis of accounting, which contemplates the realization of assets and liabilities in the normal course of business. Prior period financial statements have not been restated under the liquidation basis of accounting.
Post-Plan of Liquidation
Liquidation Basis of Accounting
As a result of the approval of the Plan of Dissolution, the Company has adopted the liquidation basis of accounting as of April 1, 2016 and for all periods subsequent to April 1, 2016 in accordance with GAAP. Accordingly, on April 1, 2016, assets were adjusted to their estimated net realizable value, or liquidation value, which represents the estimated amount of cash that the Company will receive and disburse as it carries out its plan of liquidation. The liquidation value of the Company’s assets is presented on an undiscounted basis. Liabilities are carried at their contractual amounts due or estimated settlement amounts. See Note 2, “Plan of Dissolution,” and Note 3 “Cumulative Effect of Accounting Change/Net Assets in Liquidation,” for further discussion.
The Company accrues future costs and income that it expects to incur and earn during the liquidation period to the extent it has a reasonable basis for estimation. These amounts are classified as a liability for estimated costs in excess of estimated receipts during liquidation on the Condensed Consolidated Statement of Net Assets in Liquidation. Actual costs and income may differ from amounts reflected in the financial statements because of inherent uncertainty in estimating future events. These differences may be material. See Note 4, “Liability for Estimated Costs in Excess of Estimated Receipts during Liquidation,” for further discussion. Actual costs incurred but unpaid as of June 30, 2016, are included in accounts payable and accrued expense and other liabilities on the Condensed Consolidated Statement of Net Assets in Liquidation. Net assets in liquidation represent the estimated liquidation value available to holders of common shares upon liquidation.

NOTE 2 — PLAN OF DISSOLUTION

On April 8, 2016, the Board of Directors of Swisher Hygiene Inc. unanimously approved the filing of a Certificate of Dissolution (the “Certificate”) that was subsequently filed on Friday, May 27, 2016 (the “Final Record Date”) with the Secretary of State of the State of Delaware. The filing of the Certificate was made pursuant to a Plan of Dissolution approved by stockholders at the Company’s annual meeting held on October 15, 2015.

The Company previously notified OTCQB that the Certificate would be filed on the Final Record Date. As a result of the filing of the Certificate, as of 6:00 pm Eastern Time on the Final Record Date, the Company’s shares ceased to be traded on OTCQB. Also, after the Final Record Date, the Company’s stock transfer books were closed and the Company will not record any further transfers of its common stock, except pursuant to the provisions of a deceased stockholder’s will, intestate succession, or operation of law and the Company will not issue any new stock certificates other than replacement certificates. The Company also requested relief from the SEC to suspend certain of its reporting obligations under the Securities Exchange Act of 1934, as amended (“No Action Letter”). In August 2016, the SEC granted such relief (see Note 11, “Subsequent Events”).

Pursuant to the Plan of Dissolution, and under Delaware law, the dissolution of the Company was effective as of 6:00 pm Eastern Time on the Final Record Date. Under Delaware law, the dissolved corporation is continued for three (3) years (unless extended by direction of the Court of Chancery) to enable the Company’s directors to wind up the affairs of the Corporation, including the discharge of the Company’s liabilities and to distribute to the stockholders any remaining assets. No assurances can be made as to if or when any such distribution will be made, or the amount of any such distribution, if one is made. Any distribution, however, would be made to the Company’s stockholders of record as of the Final Record Date.

NOTE 3 — CUMULATIVE EFFECT OF ACCOUNTING CHANGE/NET ASSETS IN LIQUIDATION
The following is a reconciliation of Stockholders’ Equity under the going concern basis of accounting to net assets in liquidation under the liquidation basis of accounting as of April 1, 2016 (in thousands):
Shareholders’ Equity as of March 31, 2016	$22,209

Decrease due to estimated net realizable cash value of prepaid insurance expense	(967)

Decrease due to estimated net realizable cash value of property and equipment, net	(22)

Decrease due to accrual of liability for estimated costs in excess of estimated receipts during liquidation	(3,214)

Adjustment to reflect the change to liquidation basis of accounting	(4,203)

Estimated value of net assets in liquidation at April 1, 2016	$18,006

NOTE 4 — LIABILITY FOR ESTIMATED COSTS IN EXCESS OF ESTIMATED RECEIPTS DURING LIQUIDATION

The liquidation basis of accounting requires the Company to estimate net cash flows from operating and to accrue all costs associated with implementing and completing the plan of liquidation. The Company estimates that it will have costs in excess of estimated cash receipts during the liquidation period. At the present time, the Company expects that final shareholder distributions, currently estimated at approximately $18.0 million (or $1.02 per common share) as reflected on our Condensed Consolidated Statement of Net Assets in Liquidation at June 30, 2016, will be made no later than August 31, 2019, unless extended by the Court of Chancery in the State of Delaware which has jurisdiction over the Company’s dissolution. Accordingly, all costs and receipts have been accrued through such projected liquidation end date. These amounts can vary significantly due to, among other things, the actual amount of corporate and administrative costs incurred to wind down the Company, the actual amounts paid to settle pension plan obligations to former employees, the actual amounts paid to settle legal matters/litigation (see Note 10, Commitments and Contingencies) and all other liabilities, including those unknown to the Company at the present time and which arise during the liquidation period, and the length of time required to settle all liabilities and complete the liquidation process. All estimated cash receipts and costs are anticipated to be received and paid out over the liquidation period.

Upon transition to the liquidation basis of accounting on April 1, 2016, the Company accrued the following cash receipts and costs expected to be incurred during the liquidation period from April 1, 2016 to August 31, 2019 to the extent that such cash receipts and costs were not previously recorded on its books (in thousands).

Balance at April 1, 2016
Interest income and other receipts	$504
Legal	(1,158)
Accounting and audit costs	(1,119)
Corporate management and administrative costs	(1,441)

Liability for estimated costs in excess of estimated receipts during liquidation period	$(3,214)

NOTE 5 — DISCONTINUED OPERATIONS AND ASSETS HELD FOR SALE

On August 13, 2015, Swisher Hygiene Inc. announced that it had agreed to sell the stock of its wholly owned U.S. subsidiary Swisher International Inc. and other assets relating to Swisher Hygiene Inc.’s U.S. operations, which comprised all of the Company’s remaining operating interests, to Ecolab Inc. (“Ecolab”). Immediately following the sale of Swisher International, Inc., Swisher Hygiene Inc. became a shell company (as defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended) with no operating assets and no revenue producing business or operations. We refer to the transaction pursuant to the purchase agreement between the Company and Ecolab dated August 12, 2015 as the “Sale Transaction.” At closing, Ecolab paid the closing purchase price of $40.5 million, less a $2.0 million holdback to address working capital and other adjustments in accordance with the agreement governing the Sale Transaction. The net proceeds were adjusted by the following items subsequent to closing: an increase of $0.2 million receivable for the final adjusted cash balance, a decrease of $2.0 million of the transaction costs for consulting and legal fees, and a decrease of $0.9 million purchased cash balance, net of $0.2 million debt assumed. In the Sale Transaction, the Company retained certain debt and liabilities as set forth in the purchase agreement governing the sale. The sale was approved at the Annual Meeting of Stockholders on October 15, 2015, and the sale was completed on November 2, 2015, with an effective date of November 1, 2015. Subsequent to the Sale Transaction, it was determined that the $2.0 million holdback would be paid to the Company without any adjustment for working capital. At December 31, 2015, the $2.2 million amount in accounts receivable on the condensed consolidated balance sheet is due from Ecolab and includes the $2.0 million holdback plus $0.2 million final cash adjustment. The $2.0 million holdback was received from Ecolab in January 2016.

Due to the Sale Transaction, the Company performed an impairment analysis of its long-lived assets in accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets, and an impairment analysis on intangible assets in accordance with ASC 350, Intangible-Goodwill and Other, as of August 31, 2015. Based on the analysis performed, it was determined that an impairment of the Company’s fixed assets and intangible assets had occurred, resulting in impairment charges in the quarter ended September 30, 2015, of $12.6 million and $10.0 million, respectively, which were recorded as part of discontinued operations in the condensed consolidated statement of operations and comprehensive loss for such quarter as discussed further in Assets Held for Sale below and in Note 6, “Other Intangible Assets.”

Assets Held for Sale

The results of operations of the disposed businesses discussed below for the three and six months ended June 30, 2015 have been presented herein as discontinued operations.

In accordance with ASC 360, Property, Plant and Equipment, the Company’s estimate of fair value requires significant judgment and were regularly reviewed and subject to change based on market conditions, changes in the customer base of operations and routes, and our continuing evaluation as to the facility’s acceptable sale price.

During the first quarter of 2015, the Company completed the sale of equipment of a closed operation that had previously been classified as an asset held for sale, resulting in the net receipt of $0.3 million in cash and a $0.3 million gain. The gain is included in “Other Income” of discontinued operations for the six months ended June 30, 2015.

During March 2015, the Board of Directors of the Company approved a resolution to sell the Company’s remaining linen operation. In accordance with ASC 360, Property, Plant and Equipment, these assets were then classified as assets held for sale at a book value of $3.1 million. During the second quarter of 2015, the Company completed the sale of this operation receiving $4.0 million in cash and notes receivable plus purchased accounts receivables, resulting in a gain of $0.9 million, which is included in “Other Income” of discontinued operations for the three and six months ended June 30, 2015.

As described above, on October 15, 2015, at the Annual Meeting of Stockholders, the sale of Swisher International, Inc. and other assets relating to Swisher Hygiene Inc.’s U.S. operations, which comprised all of the Company’s remaining operating interests to Ecolab, Inc. was approved, and the Sale Transaction was completed on November 2, 2015. The results of operations of Swisher International, Inc. for the three and six months ended June 30, 2015 were included as continuing operations in the Company’s June 30, 2015 Quarterly Report on Form 10-Q and have been reclassified as discontinued operations herein.

  The following table summarizes the results of discontinued operations for the three and six months ended June 30, 2015:

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Revenue	$44,834	$88,676

Cost of sales	20,706	40,668
Route expense	11,630	23,321
Selling, general and administrative	14,181	28,469
Depreciation and amortization	4,530	9,120
Other income	(254)	(392)
Income tax expense (benefit)	(5)	23
Net loss from discontinued operations	$(5,954)	$(12,533)

NOTE 6 — OTHER INTANGIBLE ASSETS
The Company’s accounting policy was to perform an annual impairment test in the fourth quarter or more frequently whenever events or circumstances indicated that the carrying value of intangible assets may not be recoverable. On a quarterly basis, we monitored the key drivers of fair value to detect the existence of indicators or changes that would warrant an interim impairment test for our intangible assets.

Due to the Sale Transaction as discussed earlier in Note 5, the Company performed an impairment analysis of its assets in accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets, as of August 31, 2015. Based on the analysis performed, it was determined that an impairment of the Company’s intangible assets had occurred, resulting in an impairment charge of $10.0 million. As a result of the Sale Transaction, there were no intangible assets remaining on the Company’s books as of June 30, 2016 and December 31, 2015.

Amortization expense on finite lived intangible assets for the three and six months ended June 30, 2015 was $1.7 million and $3.4 million, respectively, which was included in the continuing operations in the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2015, and is included in discontinued operations in the condensed consolidated statement of operations and comprehensive loss herein.

NOTE 7 — ACCRUED EXPENSE AND OTHER LIABILITIES
The details of accrued expense and other liabilities, as included in our Statement of Net Assets at June 30, 2016, are as follows:

2016
Honeycrest Holdings, Ltd. Litigation accrual$	1,667
Accrued pension costs	1,547
Other	1,165
Total accrued expense and other liabilities	4,379

In connection with the Honeycrest Holdings, Ltd. Litigation, as discussed further in Note 10 , “Commitments and Contingencies” – Other Matters, the Company recorded a litigation accrual. Such accrual was originally recorded in the consolidated accounts of CoolBrands International, Inc. prior to its domestication to the state of Delaware as Swisher Hygiene Inc. in 2010. Due to uncertainties related to the resolution of this matter, this accrual has remained as a liability on our books and is included in our Statement of Net Assets at June 30, 2016, since that time.
As a result of a prior year acquisition, the Company assumed liabilities related to certain underfunded pension plan obligations. All such pension plans have been terminated and the Company currently expects to pay all underfunded balances by December 31, 2016.
NOTE 8– LOSS PER SHARE
Basic net loss attributable to common stockholders per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Shares of common stock underlying outstanding stock options of which the market price of the common stock is higher than the exercise price of the related stock awards and unvested restricted stock units of 75 were not included in the computation of diluted loss per share for the six months ended June 30, 2015, since their inclusion would be anti-dilutive.
NOTE 9 — INCOME TAXES
In projecting the Company’s income tax expense for 2016, management has concluded that it is not more likely than not that the Company will realize the benefit of its deferred tax assets and as a result a full valuation allowance will be required as of June 30, 2016. The Company’s tax provision has an unusual relationship to pretax loss mainly because of the existence of a full deferred tax asset valuation allowance. This circumstance generally results in a zero net tax provision since the income tax expense or benefit that would otherwise be recognized is offset by the change to the valuation allowance.
Tax expense recorded in the three and six months ended June 30, 2015 included the accrual of income tax expense related to an additional valuation allowance in connection with the tax amortization of the Company’s indefinite-lived intangible assets that was not available to offset existing deferred tax assets (termed a “naked credit”). Specifically, the Company did not consider the deferred tax liabilities related to indefinite lived intangible assets when determining the need for a valuation allowance.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Guarantees

In connection with a distribution agreement entered into in December 2010, the Company agreed that the distributor's operating cash flows associated with the agreement would not fall below certain agreed-to minimums, subject to certain pre-defined conditions, over the ten year term of the distribution agreement. If the distributor's annual operating cash flow fell below the agreed-to annual minimums, the Company would have reimbursed the distributor for any such short fall up to a pre-designated amount. The distributor agreement was assumed by Ecolab in connection with the Sale Transaction.
LEGAL MATTERS
The Company’s existing litigation matters are discussed in the Securities Litigation and Other Matters sections below. Additionally, we may be involved in other litigation matters in the future. We do not believe that the ultimate resolution of these matters will have a material adverse effect on our financial condition or results of operations. The results of these matters cannot be predicted with certainty and no assurance can be given that the ultimate resolution of any legal or administrative proceedings or disputes will not have a material adverse effect on our financial condition and results of operations.

Securities Litigation

On May 21, 2012, a stockholder derivative action was brought against the Company's former CEO and former CFO and the Company's then directors for alleged breaches of fiduciary duty by a purported Company stockholder in the United States District Court for the Southern District of New York. In this derivative action, captioned Arsenault v. Berrard, et al., 1:12-cv-4028, the plaintiff seeks to recover for the Company damages arising out of the Company's March 28, 2012 announcement regarding the Board of Director's conclusion that the Company's previously issued interim financial statements for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011, and the other financial information in the Company's quarterly reports on Form 10-Q for the periods then ended, should no longer be relied upon and that an internal review by the Company's Audit Committee primarily relating to possible adjustments to the Company's financial statements was ongoing.

On August 13, 2012, the Arsenault derivative action, along with a related putative securities class action pending in the Southern District of New York, was transferred to the United States District Court for the Western District of North Carolina where other related putative securities class actions were pending. All actions were consolidated under the caption In re Swisher Hygiene Inc. Securities and Derivative Litigation, MDL No. 2384. On August 21, 2012, the Western District of North Carolina issued an order governing the practice and procedure in the actions transferred to the Western District of North Carolina as well as the actions originally filed there. On October 18, 2012, the Western District of North Carolina held an Initial Pretrial Conference at which it appointed lead counsel and lead plaintiffs for the securities class actions, and set a schedule for the filing of a consolidated class action complaint and defendants' time to answer or otherwise respond to the consolidated class action complaint. The Western District of North Carolina stayed the Arsenault derivative action, pending the outcome of the securities class actions, which as previously disclosed were subsequently settled in August 2014.   On February 9, 2016, the Arsenault derivative action was voluntarily dismissed without compensation to any party.

On September 8, 2015, a lawsuit seeking to be certified as a class action (Paul Berger v. Swisher Hygiene Inc., et al., Case No. 2015 CH 13325 (Ill. Cir. Ct. Cook Co.)) was filed in the Circuit Court of Cook County, Illinois County Department, Chancery Division by Paul Berger, on behalf of himself and all others similarly situated, against Swisher Hygiene Inc., the members of Swisher Hygiene Inc.’s board of directors, individually, and Ecolab in connection with the Sale Transaction. The plaintiff has alleged that (i) faced with an ongoing investigation by the Securities and Exchange Commission and the USAO, the individual defendants embarked upon a self-interested scheme to sell off Swisher International, Inc.’s assets and to liquidate Swisher Hygiene Inc., (ii) the individual defendants, through an alleged insufficient process, caused Swisher Hygiene Inc. to agree to sell substantially all of its assets for insufficient consideration, (iii) each member of Swisher Hygiene Inc.’s. Board of Directors is interested in the Sale Transaction and the plan of dissolution, and (iv) the proxy statement was materially misleading and/or incomplete. The causes of action set forth in the complaint are (i) a claim for breaches of the fiduciary duties of good faith, loyalty, fair dealing and due care, (ii) a claim for failure to disclose, and (iii) a claim against Ecolab for aiding and abetting breaches of fiduciary duty. The plaintiff sought to enjoin the consummation of the Sale Transaction unless and until defendants provide all material facts in the proxy statement, and the plaintiff also seeks compensatory and/or rescissory damages as allowed by law for the plaintiff. This summary is qualified by reference to the full text of the complaint as filed with the Court.

On October 6, 2015, Defendants filed a motion to dismiss the Illinois action pursuant to 735 ILCS 5/2-619 given that a substantially similar action, Raul, was pending in North Carolina (the “North Carolina action”).  In light of the proceedings in the North Carolina action, whereby the aiding and abetting claims were dismissed with prejudice and the remaining claims were voluntarily dismissed, on May 13, 2016, Defendants’ 5/2-619 motion was voluntarily withdrawn.  On May 27, 2016, Defendants then filed motions to dismiss the Illinois action under 5/2-615 and 5/2-619, and the Individual Defendants also moved to dismiss under 735 ILCS 2/301.  On July 7, 2016, Plaintiff filed a memorandum in opposition to the motion to dismiss.  On July 29, 2016, Defendants filed a reply brief.  Defendants anticipate arguing before the court on the motions to dismiss on September 20, 2016.

On September 11, 2015, a derivative and putative class action (Malka Raul v. Swisher Hygiene Inc. et al., Case No. 15-CVS-16703 (Superior Court, Mecklenburg County, North Carolina)) was filed in the General Court of Justice, Superior Court Division, Mecklenburg County, North Carolina by Malka Raul.  The action was brought derivatively on behalf of Swisher Hygiene Inc., and individually and on behalf of all others similarly situated, against Swisher Hygiene Inc., the members of Swisher Hygiene Inc’s board of directors, individually, and Ecolab in connection with the Sale Transaction. The plaintiff has alleged that (i) the sale of Swisher International, Inc. to Ecolab contemplated by the purchase agreement is unfair and inequitable to the Swisher Hygiene Inc.’s stockholders and constitutes a breach of the fiduciary duties of the directors in the sale of Swisher International, Inc. (ii) defendants have exacerbated their breaches of fiduciary duty by agreeing to lock up the Sale Transaction with deal protection devices that preclude other bidders from making a successful competing offer for Swisher International, Inc. and preclude stockholders from voting against the Sale Transaction, (iii) the Sale Transaction will divest the Swisher Hygiene Inc.’s stockholders of their ownership interest in Swisher International, Inc. for inadequate consideration; (iv) each of the defendants violated and continues to violate applicable law by directly breaching and/or aiding and abetting the defendants’ breaches of fiduciary duties of loyalty, due care, independence, good faith and fair dealings, (v) the Sale Transaction is the product of a flawed process that was designed to sell Swisher International, Inc. to Ecolab on terms detrimental to plaintiff and the other Swisher Hygiene Inc.’s stockholders, (vi) the proxy statement fails to provide Swisher Hygiene Inc.’s stockholders with material information and/or provides them with materially misleading information and (vii) the proxy statement fails to provide Swisher Hygiene Inc.’s stockholders with all material information concerning the financial analysis of Cassel Salpeter & Co., LLC. The causes of action set forth in the complaint are (i) a claim for breach of fiduciary duty against the individual defendants, (ii) a claim for aiding and abetting breaches of fiduciary duty against Ecolab, (iii) a derivative claim for breach of fiduciary duties against the individual defendants, and (iv) a derivative claim for unjust enrichment against the individual defendants. The plaintiff primarily sought to (i) enjoin defendants from consummating the Sale Transaction unless and until the individual defendants adopt and implement a fair procedure or process to sell Swisher International, Inc., (ii) direct the individual defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of Swisher Hygiene Inc. and its stockholders and (iii) rescind, to the extent already implemented, the purchase agreement or any of the terms thereof. The plaintiff also seeks costs and disbursements, including reasonable attorneys’ and experts fees, and such other equitable and/or injunctive relief as the Court may deem just and proper. This summary is qualified by reference to the full text of the complaint as filed with the Court.

On November 5, 2015, defendants in the Raul case filed motions to dismiss, and on November 23, 2015, the plaintiff filed a motion to dismiss as moot and a motion for an award of attorney’s fees.  Oral arguments of the plaintiff’s and defendants’ motions occurred on January 12, 2016.  In supplemental briefing, plaintiff advised the Court that it intended to withdraw its motion to dismiss and amend its complaint to include “newly discovered information”.  On January 28, 2016, the Court granted Ecolab’s motion to dismiss and plaintiff’s permission to file an amended complaint, preserved defendants’ motions to dismiss for future consideration and deferred consideration of plaintiff’s motion for award of attorneys’ fees.

On February 11, 2016, the plaintiff in the Raul case filed her amended complaint bringing the action derivatively on behalf of Swisher Hygiene Inc., individually and on behalf of all others similarly, against the members of Swisher Hygiene Inc.’s board of directors and Swisher Hygiene Inc. The plaintiff alleged a claim for declaratory relief against the individual defendants, a claim for breach of fiduciary duty against the individual defendants, and derivative claims for breach of fiduciary duties, unjust enrichment, abuse of control, and waste relating to the Sale Transaction and the Plan of Dissolution. On February 24, 2016, following a review of the amended complaint, defense counsel advised plaintiff’s counsel of certain factual and legal errors contained in the amended complaint, and further advised of defendants’ intention to seek reimbursement for expenses, including attorneys’ fees, if the amended complaint was not withdrawn. On February 29, 2016, plaintiff filed a notice of voluntary dismissal and, on March 3, 2016, the amended complaint was dismissed with prejudice as to the plaintiff, with each side bearing its own costs and expenses.

On October 28, 2015, a civil suit was filed against Swisher Hygiene Inc. and related entities in the Commonwealth of Puerto Rico, Gerardo Jimenez Pacheco v. Service Puerto Rico, LLC, et al. Civil No. D AC2015-2256 (Commonwealth of Puerto Rico).  Plaintiff alleges that he sold assets of his privately held company to Service Puerto Rico in February 2011 in exchange for cash and a $375,000 note that was convertible into Swisher Hygiene Inc., shares of common stock.  Plaintiff alleges breach of contract, defect in consent, joint and several liability, and abuse of process, all of which appear to be based on plaintiff’s reliance on Swisher Hygiene Inc.’s 2011 financial statements that were subsequently withdrawn and restated.  Plaintiff requested a total of $475,000 in damages for all causes of action, plus attorney’s fees and pre-judgment interests.  On February 1, 2016, Defendants filed a motion to dismiss and believe that plaintiff’s suit is without merit, is bound by the settlement on August 6, 2014 of the class action litigation captioned In re Swisher Hygiene Inc. Securities and Derivative Litigation, MDL No. 2384, and if not bound by that settlement, is barred by the applicable statute of limitations.   Plaintiff filed an opposition to the motion to dismiss on March 31, 2016. On April 28, 2016, Defendants filed a reply to the opposition to the motion to dismiss. On June 16, 2016, the Court ordered Defendants to submit a proposed order and judgment in favor of Swisher. In compliance with the Court’s order, a proposed judgment was submitted on July 1, 2016. The Court has not yet issued any further orders.

Other Matters

The Honeycrest Holdings, Ltd. v. Integrated Brands, Inc. matter relates to a longstanding dispute between Honeycrest Holdings, Ltd. (“Honeycrest”) and Integrated Brands, Inc. (“Integrated”) f/k/a Steve’s Homemade Ice Cream, Inc. involving a license granted by Honeycrest to Integrated in 1990, which licensed the manufacture and sale of ice cream products by Honeycrest in the United Kingdom.  In 1998 Honeycrest filed an action against Integrated (Honeycrest Holdings, Ltd. v. Integrated Brands, Inc., New York Supreme Court, Queens County (Index No. 5204/1998)) alleging a breach of the licensing agreement; Integrated responded by denying the material allegations and alleging Honeycrest had breached the license agreement.  Subsequently, Integrated merged with a subsidiary of Coolbrands International Inc (“Coolbrands”) and in 2001, Honeycrest filed a similar action against Coolbrands and Integrated (Honeycrest Holdings, Ltd. v. Coolbrands International, Inc., et al., New York Supreme Court, Queens County (Index No. 29666/01)).  The actions against Integrated and Coolbrands have been combined (although not consolidated) for joint trial.  In 2010, Coolbrands (formerly a Canadian corporation) was domesticated in the State of Delaware as Swisher Hygiene Inc. and thereafter acquired Swisher International, Inc.  In the Sale Transaction, Swisher Hygiene Inc. sold all of the stock of Swisher International, Inc. to Ecolab Inc., but retained indirect ownership of Integrated.  The litigation involving Honeycrest and Integrated and/or Coolbrands spans 18 years, has been episodically dormant with periods of extended discovery, motion practice, mediation, attempted settlements and other activities.  In January 2016, Honeycrest filed a motion to amend the Coolbrands complaint to add Swisher Hygiene Inc. as a defendant in that case. Swisher Hygiene Inc.'s opposition papers were served on February 29, 2016 and the motion is now fully submitted.  The court has not set a date for oral argument nor has it set a date by which it would rule on Plaintiff's motion to amend its complaint. Swisher Hygiene Inc. believes any possible claim by Honeycrest against it is without merit and intends to vigorously defend itself against any such claims.  The foregoing summary is qualified in its entirety by the pleadings that have been filed in the foregoing cases.

On October 7, 2015, the Company entered into a Deferred Prosecution Agreement (the “DPA”) with the United States Attorney’s Office for the Western District of North Carolina (“USAO”) relating to the USAO’s investigation of the Company’s accounting practices.  Under the terms of the DPA, the USAO filed, but deferred prosecution of, a Bill of Information charging Swisher Hygiene Inc. with conspiracy to commit securities fraud and other charges relating to the Company’s accounting and financial reporting practices reflected in the Company's originally filed Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011.  Pursuant to the DPA, the Company agreed to pay a $2 million fine to the USAO payable in four annual installments of $500,000 each if the Company is financially able to do so.  Pursuant to the terms of the DPA, the fine became immediately due and payable in full upon a change in control of the Company.  As a result, the fine was paid in full upon the closing of the Sale Transaction, and we are awaiting dismissal of the Bill of Information pursuant to the terms of the DPA.

On May 24, 2016, the SEC issued a settled order regarding the Company in connection with the Company's restatement of its 2011 quarterly financial statements for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 and related matters. In that settlement, the Company consented to the entry of an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 (the "Securities Act") and Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act"), Making Findings, and Imposing a Cease-and-Desist Order. Pursuant to that order, the Company is required to cease and desist from committing or causing any violation of Section 17(a) of the Securities Act, Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and certain of the rules and regulations thereunder. No penalty was ordered by the SEC in that action.

NOTE 11 — SUBSEQUENT EVENTS
Prior to timely filing its Report on Form 10-Q for the quarterly period ended June 30, 2016, the SEC granted the Company’s request for no-action relief from filing future periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 beginning with its quarterly report on Form 10-Q for the quarter ended June 30, 2016 (as reported in the Company’s Current Report on Form 8-K filed on August 12, 2016). In accordance with the terms of the requested relief, the Company will disclose material developments relating to its (i) liquidation, including the amounts of any liquidation distributions, payments and expenses, (ii) dissolution, (iii) financial condition, and (iv) other material developments including material developments relating to the Paul Berger v Swisher Hygiene Inc., et al. litigation and Honeycrest Holdings, Ltd. v Integrated Brands, Inc. litigation on Current Reports on Form 8-K. Additionally, the Company will file a final Current Report on Form 8-K and a Form 15 to deregister its common stock when the dissolution is complete.
As a result of the SEC’s granting of relief, the Company was relieved of its obligation to file, and did not and will not file, its Report on Form 10-Q for the quarter ended June 30, 2016. The Company has elected to provide the Financial Statements that would have otherwise been required to be filed in Part I, Item 1 of its June 30, 2016 Form 10-Q herein in this Current Report on Form 8-K.